UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Vertical Health Solutions, Inc.
(Name of Registrant as Specified in its Charter)

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VERTICAL HEALTH SOLUTIONS, INC.

855 Dunbar Avenue

Oldsmar, Florida 34677

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of Vertical Health Solutions, Inc., a Florida corporation (the “Company”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on September 21, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of September 7, 2005. This Information Statement shall be considered the notice required under the Florida Business Corporation Act.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ STEPHEN M. WATTERS
Stephen M. Watters
Chief Executive Officer

VERTICAL HEALTH SOLUTIONS, INC.

855 Dunbar Avenue

Oldsmar, Florida 34677

INFORMATION STATEMENT

Introductory Statement

Vertical Health Solutions, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 855 Dunbar Avenue, Oldsmar, Florida 34677. The Company’s telephone number is (727) 548-8345. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on September 7, 2005, and will be effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the State of Florida.

Copies of this Information Statement are being mailed on or before September 22, 2005 to the holders of record on September 21, 2005 of the outstanding shares of the Company’s common stock.

General Information

The following action will be taken pursuant to the written consent of a majority of the holders of the Company’s voting capital stock, dated September 7, 2005, in lieu of a special meeting of the stockholders:

1. To amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 48,000,000 shares to 100,000,000 shares;

2. To approve an amendment to the Company’s 2001 Employee Stock Option Plan to increase to 5,000,000 the total number of shares of Common Stock covered by that Plan.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 11, 2005.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Description of the Company’s Capital Stock

The Company’s authorized capital consists of 48,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A 10% Cumulative Convertible Preferred Stock. At the close of business on September 21, 2005, the Company had 14,876,931 shares of Common Stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding.

The Company’s Common Stock is the only class of its securities outstanding having the right to vote. Each share of Common Stock entitles its record holder to one vote.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of September 1, 2005 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than 1% of the outstanding Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Title of Percent Of Class
Common	Stephen M. Watters(3)	5,649,444	38.1%
Common	Brian T. Nugent (4)	1,069,075	7.7%
Common	Jugal K. Taneja(5)	4,115,787	27.7%
Common	Patrick Sheppard(6)	326,675	2.4%
Common	Alfred Lehmkuhl(7)	1,562,395	11.2%
Common	All officers and directors as a group (5 persons)	12,723,376	92.3%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Vertical Health Solutions, Inc. at 855 Dunbar, Ave., Oldsmar, FL 34677.

(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3)	Of the shares beneficially owned by Mr. Watters, 1,913,868 shares are owned by SMW Capital Group Limited Partnership, a company owned and controlled by Mr. Watters. Also includes 228,575 shares are owned by Kristen Watters, Mr. Watters’ wife. Mr. Watters disclaims beneficial ownership of the shares registered in the name of his wife. Includes 428,570 shares issuable upon exercise of presently exercisable warrants to purchase common stock at $.65 per share and 710,000 shares issuable upon exercise of options to purchase common stock and warrants convertible into common stock.

(4)	Of the shares beneficially owned by Mr. Nugent, 95,240 shares are owned by Julie Nugent, Mr. Nugent’s wife. Mr. Nugent disclaims beneficial ownership of the shares registered in the name of his wife. Also includes 210,000 shares issuable upon exercise of options to purchase common stock and warrants convertible into common stock.

(5)	Of the shares beneficially owned by Mr. Taneja, 450,994 shares are owned by Manju Taneja, Mr. Taneja’s wife. 285,720 shares are owned by Carnegie Capital LLC, a company owned and controlled by Mr. Taneja, 553,750 shares are owned by 21 st Century Healthcare Fund L.P., a company controlled by Mr. Taneja, and 322,232 shares are owned by Bryan Capital Limited Partnership, a company wholly-owned by Dynamic Health Products, Inc., a public company which is controlled by Mr. Taneja. Mr. Taneja disclaims beneficial ownership of the shares registered in the name of his wife. Includes 428,570 shares issuable upon exercise of presently exercisable warrants to purchase common stock at $.65 per share and 710,000 shares issuable upon exercise of options to purchase common stock and warrants convertible into common stock.

(6)	Of the shares beneficially owned by Mr. Sheppard, 50,000 shares are issuable upon exercise of 50,000 options at $1.02 per share. Mr. Sheppard’s beneficial ownership also includes 110,000 shares issuable upon exercise of options to purchase common stock and warrants convertible into common stock.

(7)	Of the shares beneficially owned by Mr. Lehmkuhl, 38,100 shares are held by Mr. Lehmkuhl as custodian for each of Joseph J. Zam, Jr. and Katelyn C. Zam, Mr. Lehmkuhl’s grandchildren. Also includes 50,000 shares issuable upon exercise of 50,000 options at $1.02 per share and 110,000 shares issuable upon exercise of options to purchase common stock and warrants convertible into common stock.

Increase in Authorized Capital Stock

On September 7, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company’s Certificate of Incorporation, as amended, to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Certificate of Incorporation, as amended, currently authorizes for issuance 53,000,000 shares consisting of 48,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The approval of the amendment to the Certificate of Incorporation will increase the Company’s authorized shares of Common Stock to 100,000,000. As of the record date, the Company had (i) 14,876,931 shares of Common Stock issued and outstanding, and (ii) no shares of Preferred Stock issued and outstanding.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The Company is exploring various opportunities in connection with acquisition and financing transactions, but has no current intentions or understandings to issue any additional shares of capital stock for such purposes.

The increase in the number of shares of common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our board of directors or contemplates a tender offer or other transaction involving the combination of the Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, our Articles of Incorporation may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

Our board of directors did not propose the Amendment or any of the other amendments to our Articles of Incorporation in response to any effort known to our board of directors to accumulate common stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. Further, our board of directors does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation that could be construed as limiting the ability of third parties to take over or change the control of the Company.

If authorized, the additional shares of common stock created by the Amendment may be issued without further action by our stockholders, subject to applicable rules imposed by Florida law. Under our Articles of Incorporation, the holders of our common stock do not have preemptive rights with respect to future issuances of common stock. Thus, should our board of directors elect to issue additional shares of common stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of common stock could also have a dilutive effect on our earnings per share.

2001 Employee Stock Option Plan

On September 7, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the 2001 Employee Stock Option Plan (the “2001 Plan”“) to increase the number of shares authorized to be issued pursuant to the 2001 Plan from 666,667 to 5,000,000. The purpose of the 2001 Plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of the Company’s common stock by the Company’s officers, directors and other employees. The Plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. All employees of the Company and its subsidiaries are eligible to participate in the Plan. The Plan also authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of the Company. Unless sooner terminated, the Plan will expire in 2011.

General

The 2001 Plan was adopted by the Board of Directors. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder.

Purpose

The primary purpose of the 2001 Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company, by providing them an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Administration

The 2001 Plan is administered by the Company’s Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2001 Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the “Committee”) of at least one member of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the 2001 Plan, subject to certain limitations.

ELIGIBILITY

Under the 2001 Plan, stock awards and options may be granted to key employees, officers, non-employee directors or consultants of the Company, as provided in the 2001 Plan.

Terms of Options

The term of each option granted under the 2001 Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2001 Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2001 Plan), or in the case of the grant of an ISO to a principal stockholder, not less than 110% of fair market value of such Common Shares at the time such option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such option is granted.

(b) VESTING. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted.

(c) EXPIRATION. The expiration of each option shall be fixed by the Board of Directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the Board of Directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”).

Each option shall be subject to earlier termination as expressly provided in the 2001 Plan or as determined by the Board of Directors, in its discretion, at the time such option is granted.

(d) TRANSFERABILITY. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the 2001 Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which options may be granted under the 2001 Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2001 Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2001 Plan (but not options previously granted under the 2001 Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2001 Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no option shall be granted after termination of the 2001 Plan. Subject to certain restrictions, the 2001 Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Florida.

Anticipated Grants

Upon the effective date of the amendment to the 2001 Plan, the Company intends to grant options to purchase 300,000 shares of common stock to Thaddeus Shalek, our Chief Financial Officer. We have no other plans, arrangements or agreements to issue any option under the 2001 Plan.

FEDERAL INCOME TAX ASPECTS OF THE 2001 PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2005 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2005 STOCK INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The 2001 Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2001 Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the “Offering Date”), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant’s compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2001 Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2001 Plan by an affiliate may be re-offered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

No Dissenters’ Rights

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with the amendments to the Company’s Certificate of Incorporation described in this Information Statement.

Cost of Information Statement

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

Stockholder Proposals

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

Oldsmar, Florida	/s/ STEPHEN M. WATTERS
September 21, 2005	Stephen M. Watters
Chief Executive Officer